
                                                                                           EXHIBIT 21

                                               SUBSIDIARIES

                                 SUBSIDIARIES OF CARLISLE PLASTICS, INC.

             NAME                                                       JURISDICTION OF INCORPORATION
             ----                                                       -----------------------------
Poly-Tech, Inc........................................................  Minnesota
A&E Products (Far East) Ltd...........................................  Hong Kong
Plasticos Bajacal S.A. de C.V.........................................  Mexico
Rhino-X Industries, Inc...............................................  Delaware
A&E -- Korea, Ltd.....................................................  Delaware
Carlisle Plastics Funding Corporation.................................  Delaware

                              SUBSIDIARIES OF POLY-TECH, INC.

             NAME                                                       JURISDICTION OF INCORPORATION
             ----                                                       -----------------------------
American Western Corporation..........................................  Delaware

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